UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

NGP CAPITAL RESOURCES COMPANY

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization) 909 Fannin, Suite 3800 Houston, Texas (Address of principal executive offices)	814-00672 (Commission File Number)	20-1371499 (I.R.S. Employer Identification No.) 77010 (Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2013, NGP Capital Resources Company (the “Company”) entered into Indemnity Agreements (the “Agreements”) with each of (i) Mr. William K. White, who was appointed to the Board of Directors of the Company on December 11, 2012 and (ii) L. Scott Biar, the Company’s Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer since June 2011. The Agreements are substantially the same as a standard form of indemnity agreement previously or to be entered into by the Company with its other executive officers and directors. A copy of such standard form is filed herewith as Exhibit 10.1 and as incorporated herein by reference.

The Agreements, among other things, indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, liabilities, losses, penalties, excise taxes and amounts paid in settlement he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director or officer, and otherwise to the fullest extent permitted under Maryland law and the Company’s Certificate of Incorporation and Bylaws. The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on April 12, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By:	/s/ L. Scott Biar
L. Scott Biar
Chief Financial Officer

Date: February 27, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on April 12, 2005).